EXHIBIT 99.1

Edgewater Reports Third Quarter Financial Results

Double-Digit Organic Growth, Profitability Improvements and Positive Cash Flow

WAKEFIELD, Mass., Nov. 2, 2011 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (Nasdaq:EDGW) (www.edgewater.com) ("Edgewater" or the "Company"), a strategic consulting firm that brings a synergistic blend of business advisory and product-based consulting services to its clients, today announced financial results for its third quarter ended September 30, 2011.

Third Quarter Results

Financial results and utilization for the quarter ended September 30, 2011:

  Total revenue increased 17.1% to $25.0 million compared to $21.4 million in the third quarter of 2010;
  Service revenue increased 11.0% to $20.1 million compared to service revenue of $18.1 million in the third quarter of 2010;
  Gross profit was $9.4 million, or 37.4% of total revenue, compared to $7.8 million, or 36.6% of total revenue, in the third quarter of 2010;
  Gross margin related to service revenue was 40.6% compared to 38.9% in the third quarter of 2010;
  Utilization was 75.5% compared to 75.0% for the third quarter of 2010;
  Net income was $1.5 million, or $0.13 per diluted share, compared to a net loss of $(22.7) million, or $(1.86) per diluted share, in the third quarter of 2010. Third quarter 2011 net income includes a $1.4 million pre-tax reduction in operating expenses in connection with a remeasurement of the fair value of certain contingent earnout consideration amounts, while our 2010 third quarter net loss was primarily the result of a non-cash charge of $21.1 million in connection with an increase to our previously established deferred tax valuation allowance;
  Adjusted EBITDA amounted to $1.4 million, or 5.4% of total revenue and $0.11 per diluted share, compared to $515 thousand, or 2.4% of total revenue and $0.04 per diluted share, in the third quarter of 2010; and
  Cash flow provided by operating activities was $4.2 million, compared to cash flow provided by operating activities of $1.3 million during the third quarter of 2010.

First Nine Months of 2011

Financial results and utilization for the nine months ended September 30, 2011:

  Total revenue increased 17.0% to $76.0 million compared to $65.0 million during the first nine months of 2010;
  Service revenue increased 14.1% to $58.4 million compared to service revenue of $51.2 million during the first nine months of 2010;
  Gross profit was $28.8 million, or 37.9% of total revenue, compared to $23.1 million, or 35.6% of total revenue, during the first nine months of 2010;
  Gross margin related to service revenue was 38.5% compared to 37.6% during the first nine months of 2010;
  Utilization was 75.8% compared to 75.3% for the first nine months of 2010;
  Net income was $2.3 million, or $0.18 per diluted share, compared to a net loss of $(23.4) million, or $(1.92) per diluted share, during the first nine months of 2010. Our 2010 year-to-date net loss was primarily the result of a non-cash charge of $21.1 million in connection with an increase to our previously established deferred tax valuation allowance and, to a lesser extent, $810 thousand of non-routine operating expenses associated with our acquisition of Meridian Consulting International and the discovery of employee embezzlement at Fullscope, Inc.;
  Adjusted EBITDA amounted to $5.4 million, or 7.1% of total revenue and $0.44 per diluted share, compared to $2.1 million, or 3.3% of total revenue and $0.18 per diluted share, during the first nine months of 2010; and
  Cash flow provided by operating activities was $5.9 million compared to cash flow used in operating activities of $(858) thousand during the first nine months of 2010.

Adjusted EBITDA, Adjusted EBITDA per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

Business Trends; Outlook

"We are pleased to report solid operating results for the third quarter. For the second time this year, our quarterly service revenue represents a new all-time high. Additionally, on a year-over-year basis, we are reporting improved operating performance as it relates to total gross margin, gross margin related to service revenue, Adjusted EBITDA and cash flow generated from operations," stated Shirley Singleton, Edgewater's Chairman, President and Chief Executive Officer.

"We believe that growth in our product-based consulting offerings is fueling the improvements in our third quarter and year-to-date operating performance. We intend to keep expanding our product-based consulting offerings while looking for opportunities to reduce unnecessary or unproductive operating expenses," added Ms. Singleton.

"Looking to the fourth quarter, we are observing the continuation of positive trends in both our Oracle and Microsoft channel service offerings. However, due to traditional fourth quarter seasonal influences associated with fewer billing days, holidays and mandatory shutdowns at customer sites, we anticipate that fourth quarter service revenue will be slightly down compared to third quarter service revenue, but up on a year-over-year basis," concluded Ms. Singleton.

Third Quarter Conference Call Details

Edgewater has scheduled a conference call on Wednesday, November 2, at 10:00 a.m. (ET) to discuss its third quarter financial results and other matters. To listen to the call, you can participate by webcast on Edgewater's investor relations website at http://ir.edgewater.com or you can dial 877-713-9347. Investors are advised to dial into the call at least ten minutes prior to the call to register.

A replay of the conference call can be accessed via Edgewater's investor relations web site at http://ir.edgewater.com or by dialing 855-859-2056 (pass code 15943618) from 1:00 p.m. ET Wednesday, November 2 through 11:59 p.m. ET Wednesday, November 16.

About Edgewater

Edgewater is a strategic consulting firm that brings a synergistic blend of advisory and product-based consulting services to our client base. Headquartered in Wakefield, MA, we typically go to market both vertically by industry and horizontally by product and technology specialty and provide our clients with a wide range of business and technology offerings. We work with clients to reduce costs, improve process and increase revenue through the judicious use of technology.

Edgewater provides services under brand names such as Edgewater Technology, Edgewater Ranzal, Edgewater Fullscope and Edgewater SAP. To learn more, visit www.edgewater.com or call 800-410-4014.

The Edgewater Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3783

Forward-Looking Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our expected fourth quarter service revenue on a sequential basis from the third quarter of 2011, our expected fourth quarter service revenue on a year-over-year basis from the fourth quarter of 2010, our intention to expand product-based consulting service offerings, our plan to reduce unnecessary or unproductive operating expenses and our expected trends in Oracle and Microsoft channel service offerings. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI"); Enterprise Performance Management ("EPM") and Enterprise Resource Planning ("ERP") solutions, custom development and system integration services and/or declines in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (5) adverse developments and volatility involving economic, geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in critical accounting policies and estimates; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (9) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (10) the failure of the marketplace to embrace advisory and product-based consulting services; and/or (11) failure to make a successful claim against the Fullscope escrow account. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business – Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2010 Annual Report on Form 10-K filed with the SEC on March 31, 2011. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. Except as required by law, we undertake no obligation to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statement of Operations
(In Thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue:
Service revenue	$ 20,064	$ 18,075	$ 58,398	$ 51,163
Software	2,973	1,187	9,292	7,876
Process royalties	--	460	2,734	1,641
Reimbursable expenses	2,011	1,662	5,614	4,329
Total revenue	25,048	21,384	76,038	65,009

Cost of revenue:
Project and personnel costs	11,919	11,037	35,916	31,945
Software costs	1,752	855	5,717	5,614
Reimbursable expenses	2,011	1,662	5,614	4,329
Total cost of revenue	15,682	13,554	47,247	41,888
Gross profit	9,366	7,830	28,791	23,121

Selling, general and administrative	8,021	7,454	23,523	21,788
Adjustments to contingent consideration earned, at fair value	(1,374)	126	94	226
Depreciation and amortization	708	1,007	2,123	3,011
Operating income (loss)	2,011	(757)	3,051	(1,904)

Other (expense) income, net	(167)	71	(150)	22
Income (loss) before income taxes	1,844	(686)	2,901	(1,882)

Provision for income taxes	299	22,000	651	21,533
Net income (loss)	$ 1,545	$ (22,686)	$ 2,250	$ (23,415)

BASIC EARNINGS (LOSS) PER SHARE:
Basic earnings (loss) per share	$ 0.13	$ (1.86)	$ 0.18	$ (1.92)
Weighted average shares outstanding – basic	11,978	12,217	12,252	12,166

DILUTED EARNINGS (LOSS) PER SHARE:
Diluted earnings (loss) per share	$ 0.13	$ (1.86)	$ 0.18	$ (1.92)
Weighted average shares outstanding – diluted	11,982	12,217	12,260	12,166

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	September 30,	December 31,
	2011	2010
Assets
Cash and marketable securities	$ 13,321	$ 10,903
Accounts receivable, net	20,158	19,496
Prepaid expenses and other assets, current	1,156	1,035
Total current assets	34,635	31,434
Fixed assets, net	2,570	2,797
Goodwill and intangible assets, net	14,539	15,870
Other assets	248	175
Total Assets	$ 51,992	$ 50,276

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$ 7,991	$ 7,021
Accrued payroll and related liabilities	6,036	5,336
Accrued contingent earnout consideration	2,795	2,800
Deferred revenue and other liabilities	1,637	1,939
Capital lease obligations, current	90	148
Total current liabilities	18,549	17,244
Capital lease obligations	--	52
Accrued contingent earnout consideration and other liabilities	147	15
Total liabilities	18,696	17,311
Stockholders' Equity	33,296	32,965
Total Liabilities and Stockholders' Equity	$ 51,992	$ 50,276

Shares Outstanding	11,288	12,342

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted in the footnote below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA and Adjusted EBITDA per Diluted Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our existing business, providing specialty IT services. For instance, the exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results. Likewise, we incur direct transaction costs related to acquisitions which are expensed in our GAAP financial statements. Our Adjusted EBITDA calculation excludes the effects of direct acquisition-related costs to facilitate an understanding of comparative period-to-period changes in our core operating results. Similarly, we incurred, and have excluded from our Adjusted EBITDA calculation, costs associated with the Fullscope Embezzlement Issue as we believe that the non-recurring nature of the costs associated with this issue makes comparison of our current and historical financial results difficult.

We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

EDGEWATER TECHNOLOGY, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In Thousands, except per share amounts)
(Unaudited)

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Reported GAAP net income (loss)	$ 1,545	$ (22,686)	$ 2,250	$ (23,415)
Add: Income tax provision	299	22,000	651	21,533
Add: Depreciation and amortization	708	1,007	2,123	3,011
Add: Adjustments to contingent consideration earned, at fair value [2]	(1,374)	126	94	226
Add: Direct acquisition costs	--	40	--	449
Add: Fullscope embezzlement costs	12	99	126	361
Less: Other expense (income),net	167	(71)	150	(22)
Adjusted EBITDA[1]	$ 1,357	$ 515	$ 5,394	$ 2,143
Adjusted EBITDA per diluted share[1]	$ 0.11	$ 0.04	$ 0.44	$ 0.18
Adjusted EBITDA as a % of total revenue[1]	5.4%	2.4%	7.1%	3.3%

1- Adjusted EBITDA, Adjusted EBITDA Per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP Operating Income, GAAP Net Income and Diluted Earnings Per Share. Adjusted EBITDA and Adjusted EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income less interest income and other, net, plus taxes, depreciation and amortization, adjustments to contingent consideration earned, goodwill impairment charges, direct acquisition costs and the Fullscope Embezzlement Issue costs. Adjusted EBITDA per Diluted Share is defined as Adjusted EBITDA divided by the diluted common shares outstanding used in Diluted Earnings per Share calculations.
2- Adjustments to Contingent Consideration Earned. Edgewater is required to remeasure the fair value of its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized as a current period operating expense. The Company has modified its historically presented non-GAAP financial measure to exclude these items for the purpose of calculating non-GAAP Adjusted EBITDA, Adjusted EBITDA per Diluted share and Adjusted EBITDA as a Percentage of Total Revenue. The Company believes that excluding these adjustments from its non-GAAP measures is useful to investors because they are related to acquisition events and make it difficult to evaluate core operating results.
CONTACT:  Timothy R. Oakes, Chief Financial Officer
          Russell Smith, Senior Vice President / Investor Relations
          (781) 246-3343
          ir@edgewater.com